Exhibit 23.2

                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 24, 1997, included and incorporated by reference in CNF Transportation Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



                         /s/ Arthur Andersen LLP

                         San Francisco, California
                         June 30, 1997